Exhibit 10.3

Equity and Assets Transfer Agreement

Party A: GuoJian (Hong Kong) Group Limited Company
Address:
Legal Representative: Wu Su Guo                                                                           Position: Chairman                                           Nationality: China

Party B: Rebornne New Zealand Limited Company
Address: Level-24, 120 Albert Street, Auckland, New Zealand
Legal Representative: Dairy Global                                                                           Position: Chairman                                           Nationality: New Zealand

Party C: Rebornne (GuangZhou) Dairy Limited Company
Address: High-Tech Industrial Park, East Zeng Jiang Street, Zeng Jiang City, Guang Zhou,
               Guang Dong, China
Legal Representative: Dairy Global                                                                           Position: Chairman                                           Nationality: New Zealand

To perform full play advantages of all parties, optimize the product structure and the organizational structure of enterprises, improve the overall quality and socio-economic benefits; Parties A, B and C have gone through serious investigation and study on the basis of friendly consultation in line with the principle of voluntariness, mutual benefit and paid; Party B agreed to transfer its Party C’s equity and assets to Party A according to the “Foreign Law of the People’s Republic of China”, “Rules for Foreign Law Implementation of the Chinese People’s Republic”, “Investor Equity of the Foreign-Invested Enterprises to change certain Provisions” etc relevant laws and regulations with conditions below:

I.	Transfer Target.

Party B owned 100% of Party C equity, which means Party B is the wholly-owned controlling shareholder. Party B agreed to transfer the equity, assets and license of Party C it held to Party A (except Rebornne brands and products, market channels), Party A accepted the transfer. Party B will withdrawal the Rebornne product brands authorization from Party C.

II.	Party C Assets Assessment Before the Transfer

Before 12th January 2012, Party A and B together hired a professional evaluation firm to assess the audit and payment basis of Party C’s all fixed assets and intangible assets, asset credit and debt in accordance with this agreement from the signing date. Party C’s claims and debts occurred prior to the effective date of this agreement should bear by Party B; Party C’s claims and liabilities occurring after the effective date of this agreement shall bear by Party A.

III.	The Payment of Transferred Equity and Assets

1.	The total amount of transferred equity and assets is RMB NINE Millions and FIVE HUNDRED THOUSANDS (¥9,500,000,00)

2.	The equity and asset transfer payment will be paid in three terms by Party A:

First Term: Party A will make first equity and asset transfer payment of RMB FOUR MILLIONS to Party B within two working days according to this agreement that signed by both parties in respect with professional assessment audit report and list of assets (Attachment 1) handover procedures finished.

Second Term: Party B shall assist Party C to apply company name change and equity transfer registration in Industrial and Commercial Department and China Taxation Department. Party A should make second equity and asset transfer payment term of RMB FOUR MILLIONS to Party B when the registrations settle.

Third Term: The remain RMB ONE MILLION and FIVE HUNDRED THOUSANDS must be paid within five working days after ONE year from the date of agreement signed i.e. before 17th January 2013.

IV.	The Lease of the Land Use Rights

Before the equity and assets transfer agreement process, Party C bears the lease of land use rights and relevant expenses of its plant. Party C will continue to bear the lease of land use rights and related expenses to ensure the plant production and operation after the equity and assets transferred.

V.	Party C Company Name Change

For the benefit of Party C’s business future, the three parties agreed to change Party C company name to GAO PEI (GuangZhou) Dairy Company Limited and register at Industrial and Commercial Department after the equity and asset transferred.

VI.	Manufacture and Sales

After equity and assets transferred, Party C should take into account the needs of the company’s overall strategy and the principle of profit maximization reasonable arrangements for the production.

VII.	The Distribution of Profits

Party C legitimate operating profits, to pay various taxes and fees in accordance with the law and the extraction of the three funds, remains are allocated by the Party C’s shareholders.

VIII.	Personnel Management and Systems

Reasonable agreements for the three win-win cooperation on the basis of Party C’s staff, the recruitment of Party C workers, dismissal, redundant, wages, benefits, labour protection, labour discipline and other matters handled in accordance with the provisions of the Labour and Social Security in China.

IX.	Pledges and Commitments

Party A Pledges and Commitments:

1.
Party A is the formal establishment of foreign enterprises in accordance with the law subsisting under the laws of Hong Kong, have full legal rights and authorization of Party C option to exercise the powers or the property owner, and commencement and completion of this agreement equity mergers and acquisitions.

2.	Party A has received legal signed and submitted all necessary consents, approval and authorization of this agreement.

3.	This agreement is agreed and submitted by Party A, therefore, the terms of agreement have restriction and execution to Party A.

4.	Party A must ensure each pledge and commitment above is true and complete. If Party A caused the transfer failure, Party A should compensate the economic losses to Party B.

Party B Pledges and Commitments:

1.	Party B is established under New Zealand law, in accordance with the law existing foreign enterprises.

2.	Party B has received legal signed and submitted all necessary consents, approval and authorization of this agreement.

3.	This agreement is agreed and submitted by Party B, therefore, the terms of agreement have restriction and execution to Party B.

4.	Agreed to change the name of Party C in accordance with Party A under the enterprise unified naming.

5.	Support Party C taking part into Party A’s overall development plan, according to Party A unified development, business integration and adjustment.

6.
Party B has to ensure that a true and complete list of assets and liabilities provided have the force of law, and will take responsible and guarantee for the claims and creditors before the agreement effective date.

7.	Party B has to ensure the legitimacy of the trade with Party A in Hong Kong region.

8.	Party B must ensure each pledge and commitment above is true and complete. If Party B caused the transfer failure, Party B should compensate the economic losses to Party A.

Party C Pledges and Commitments:

1.	Party C is formally established under PRC laws in accordance with the law the existence of foreign-funded enterprises.

2.	Party C has received legal signed and submitted all necessary consents, approval and authorization of this agreement.

3.	This agreement is agreed and submitted by Party C, therefore, the terms of agreement have restriction and execution to Party C.

4.
Party C does not exist any other ongoing processes of litigation, arbitration, dispute, or any other proceedings, or in respect of such litigation, arbitration, dispute or any other legal proceedings is not to fulfil the paper, the judgment or order. And to ensure the integrity and legitimacy of rights after the transfer of assets is not to take any loss of its value mortgages, security and other actions.

5.	Party C must ensure each pledge and commitment above is true and complete. If Party C caused the transfer failure, Party C should compensate the economic losses to Party A.

X.	Confidential

The three parties agreed to the contents of the agreement will not be disclosed to any fourth party, except in accordance with the requirements of national law and national judicial authorities need to be disclosed or three parties agreed to disclose. Parties involved in the work should be strictly confidential.

XI.	Cost-Sharing

1.
All office operation expenses and labour salaries happened in Party C are undertaken by Party B before 31st January 2012; and Party A will undertake the office operation expenses and labour salaries since after 31st January 2012.

2.	Party B bear the charges of the three parties’ agreement on the acquisition to go through the approval and authorization procedures.

XII.	Other Arrangements

1.
In order to ensure the Party C’s production and operation lines to develop smoothly while the three parties working on procedures include change the shareholding and name of company and production licenses, Party B and C should show adequate and reasonable assistance and customer relations support.

2.
While applying the share transfer change of business registration, another agreement that required from Industrial and Commercial Department called “Industrial and Commercial Administrative Authority Specialized Format” (the Format Protocol) need to be signed. Each party can sign the Format Protocol separately, but be aware that the Format Protocol is only signed for change of business registration. If the content on the Format Protocol is inconsistent with this agreement, the contents of this agreement shall prevail.

3.	Equity and transfer assets to shareholders, board resolution, Party C amendment to the constitution is an effective complement to this agreement.

XIII.	Effective

This agreement was signed and effective after the approval of the three parties meeting of shareholders or board of directors who has the right institutions and foreign trade departments and other government departments.

After the entry into force of this agreement, each party should as soon as possible according to the agreement and the relevant state laws and regulations to fulfil the application and approval procedures, to complete the goals set forth in this agreement.

XIV.	Uncovered Matters

The agreement and the relevant state laws and regulation are inconsistent, should execute according to relevant state laws.

Uncovered matters in this agreement, both Party A and B should take further consultations and signe supplemental agreement.

The dispute happened within this agreement will be under the jurisdiction of people’s court of Party C located.

This agreement is prepaid in nine original copies; each party will have three original copies for document applications and archive purposes.

Party A: GuoJian (HK) Holdings Limited

Legal Representative: Wu Su Guo

(signed)

Party B: Rebornne New Zealand Limited Company

Legal Representative: Dairy Global

(signed)

Party C: Rebornne (GuangZhou) Dairy Limited Company

Legal Representative: Dairy Global

(signed)

Date: 12th January 2012